EX-99.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group Adviser Funds of our report dated December 20, 2024, relating to the financial statements and financial highlights of Delaware Diversified Income Fund (effective December 1, 2025, renamed Nomura Diversified Income Fund), which appears in Delaware Group Adviser Fund’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2024.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2026